EXHIBIT 10.5

FORM OF

MASTER CONTRIBUTION AGREEMENT

by and among

RSP Permian, Inc.,

RSP Permian Holdco, L.L.C.,

RSP Permian, L.L.C.,

Rising Star Energy Development Co., L.L.C.,

Ted Collins, Jr.,

Wallace Family Partnership, LP,

Collins & Wallace Holdings, LLC,

and

Pecos Energy Partners, L.P.

dated

January   , 2014

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5.4	Common Stock	10

ARTICLE 6
TAXES

6.1	Tax Treatment	10
6.2	Tax Warranties by Contributors	10
6.3	Tax Warranties by the Company	12

ARTICLE 7
MISCELLANEOUS PROVISIONS

7.1	Lock-Up	13
7.2	Indemnification	13
7.3	Further Assurances	14
7.4	Survival of Representations and Warranties	14
7.5	Notices	14
7.6	Assignment	14
7.7	Complete Agreement; Agreement Controlling	14
7.8	Governing Law	15
7.9	Cure of Invalid Provisions	15
7.10	Expenses	15
7.11	Amendment; Waiver	16
7.12	Parties in Interest	16
7.13	Waiver of Right to Participate	16

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SCHEDULES

Schedule A	Defined Terms
Schedule B	Non-Reserve, Non-Current Assets of OpCo
Schedule C	Consideration
Schedule 2.3	Excluded Assets
Schedule 3.1	Initial True-Up Calculations
Schedule 3.2	Interim Period True-Up Calculations
Schedule 4.5	Consents
Schedule 4.6	Preferential Rights

EXHIBITS

Exhibit A-1	Rising Star Assets
Exhibit A-2	Collins Assets
Exhibit A-3	Wallace LP Assets
Exhibit A-4	CW Holdings Assets
Exhibit A-5	Pecos Assets
Exhibit B-1	Form of Assignment of Equity Interests
Exhibit B-2	Form of Assignment Agreement

iii

MASTER CONTRIBUTION AGREEMENT

This MASTER CONTRIBUTION AGREEMENT (this “Agreement”) dated January     , 2014, is by and among RSP Permian, Inc., a Delaware corporation (the “Company”), RSP Permian Holdco, L.L.C., a Delaware limited liability company (“HoldCo”), RSP Permian, L.L.C., a Delaware limited liability company (“OpCo”), Rising Star Energy Development Co., L.L.C., a Delaware limited liability company (“Rising Star”), Ted Collins, Jr., an individual residing in the state of Texas (“Collins”), Wallace Family Partnership, LP, a Texas limited partnership (“Wallace LP”), Collins & Wallace Holdings, LLC, a Texas limited liability company (“CW Holdings”) and Pecos Energy Partners, L.P., a Texas limited partnership (“Pecos” and, together with HoldCo, Rising Star, Collins, Wallace LP and CW Holdings, each a “Contributor”).  The Company, OpCo and Contributors are sometimes referred to collectively herein as the “Parties” and individually as a “Party.”

RECITALS

1.                                      As of the date hereof, HoldCo is the sole record and beneficial holder of 100% of the membership interests of OpCo (the “OpCo Interests”), and OpCo is the sole record and beneficial holder of 100% of the issued and outstanding common stock, par value $0.01 per share (“Common Stock”), of the Company.

2.                                      Rising Star owns the Oil and Gas Assets related to the Oil and Gas Interests and Wells described on Exhibit A-1 attached hereto (the “Rising Star Assets”).

3.                                      Collins owns the Oil and Gas Assets related to the Oil and Gas Interests and Wells described on Exhibit A-2 attached hereto (the “Collins Assets”).

4.                                      Wallace LP owns the Oil and Gas Assets related to Oil and Gas Interests and Wells described on Exhibit A-3 attached hereto (the “Wallace LP Assets”).

5.                                      CW Holdings owns the Oil and Gas Assets related to the Oil and Gas Interests and Wells described on Exhibit A-4 attached hereto (the “CW Holdings Assets”).

6.                                      Pecos owns the Oil and Gas Assets described on Exhibit A-5 attached hereto (the “Pecos Assets” and together with the OpCo Assets, the OpCo Interests, the Rising Star Assets, the Collins Assets, the Wallace LP Assets and the CW Holdings Assets, the “Contributed Assets”).

7.                                      The Contributed Assets (other than the OpCo Interests) represent undivided interests in certain Oil and Gas Assets.

8.                                      The Company intends to close an initial public offering of shares of its Common Stock (the “IPO”) pursuant to a registration statement on Form S-1, filed with the Securities and Exchange Commission (Registration No. 333-192268) on November 12, 2013, as amended thereafter (the “Registration Statement”).

9.                                      In connection with the IPO, OpCo, Collins, Wallace LP, and CW Holdings entered into that certain Letter Agreement dated October 7, 2013, pursuant to which Collins, Wallace

LP, and CW Holdings committed to participate in the IPO and exchange their respective Contributed Assets for Common Stock of the Company having a fair market value equal to the Participant Share (as defined herein) of each of Collins, Wallace LP and CW Holdings, subject to certain true-up adjustments as further described herein (the “Collins & Wallace Letter Agreement”).

10.                               Subject to the terms and conditions of this Agreement, HoldCo desires to contribute the OpCo Interests to the Company in exchange for the HoldCo Common Stock, the right to receive the HoldCo Cash and the OpCo Indemnity Escrow Interests.

11.                               Subject to the terms and conditions of this Agreement:

(a)                                 Rising Star desires to contribute the Rising Star Assets to OpCo in exchange for the Rising Star Common Stock and the right to receive the Rising Star Cash;

(b)                                 Collins desires to contribute the Collins Assets to OpCo in exchange for the Collins Common Stock and the right to receive the Collins Cash;

(c)                                  Wallace LP desires to contribute the Wallace LP Assets to OpCo in exchange for the Wallace LP Common Stock and the right to receive the Wallace LP Cash;

(d)                                 CW Holdings desires to contribute the CW Holdings Assets to OpCo in exchange for the CW Holdings Common Stock; and

(e)                                  Pecos desires to contribute the Pecos Assets to OpCo in exchange for the Pecos Common Stock.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

1.1                               Certain Defined Terms.  Capitalized terms in this Agreement that are not defined in the text of the body of this Agreement and are defined in Schedule A attached to this Agreement shall have the meanings given such terms as set forth in Schedule A attached to this Agreement, which Schedule A is incorporated herein by reference with the same force and effect as is set forth herein in full.

1.2                               Other Interpretive Provisions.  As used in this Agreement, unless expressly stated otherwise or the context requires otherwise, (a) all references to an “Article,” “Section,” or “subsection” shall be to an Article, Section, or subsection of this Agreement, (b) the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby,” or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof, (c) the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural, (d) the word “including” shall mean “including, without limitation” and (e) the word “day” or “days” shall mean a calendar day or days.

1.3                               Headings.  The headings of the Articles and Sections of this Agreement and of the Schedules and Exhibits are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof or thereof.

1.4                               Other Terms.  Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement.

ARTICLE 2
THE EXCHANGES

2.1                               HoldCo Exchange.  Subject to and in accordance with the respective terms and conditions of this Agreement, on the Closing Date but effective as of 6:59 a.m. (Central time) on the Closing Date (the “HoldCo Exchange Effective Time”), (a) HoldCo will contribute, assign, transfer and convey all of its right, title and interest in and to the OpCo Interests to the Company pursuant to the OpCo Assignment and (b) as consideration therefor the Company will issue to HoldCo the HoldCo Common Stock, pay to HoldCo the HoldCo Cash, and assign to HoldCo the OpCo Indemnity Escrow Interests (the “HoldCo Exchange”).

2.2                               Asset Exchanges.  Subject to and in accordance with the respective terms and conditions of this Agreement, including the reservation and retention of the Excluded Assets as provided in Section 2.3, on the Closing Date but effective as of 7:00 a.m. (Central time) on the Closing Date (the “Asset Exchange Effective Time”) the following actions (the “Asset Exchanges” and, together with the HoldCo Exchange, the “Exchanges”) will occur simultaneously:

(a)                                 Rising Star will contribute, assign, transfer and convey all of its right, title and interest in and to the Rising Star Assets to OpCo and as consideration therefor the Company will issue to Rising Star the Rising Star Common Stock and  pay to Rising Star the Rising Star Cash;

(b)                                 Collins will contribute, assign, transfer and convey all of his right, title and interest in and to the Collins Assets to OpCo and as consideration therefor the Company will issue to Collins the Collins Common Stock and  pay to Collins the Collins Cash;

(c)                                  Wallace LP will contribute, assign, transfer and convey all of his right, title and interest in and to the Wallace LP Assets to OpCo and as consideration therefor the Company will issue to Wallace LP the Wallace LP Common Stock and  pay to Wallace LP the Wallace LP Cash;

(d)                                 CW Holdings will contribute, assign, transfer and convey all of his right, title and interest in and to the CW Holdings Assets to OpCo and as consideration therefor the Company will issue to CW Holdings the CW Holdings Common Stock; and

(e)                                  Pecos will contribute, assign, transfer and convey all of its right, title and interest in and to the Pecos Assets to OpCo and as consideration therefor the Company will issue to Pecos the Pecos Common Stock.

2.3                               Excluded Assets.  Notwithstanding anything herein to the contrary, each Contributor (other than HoldCo) shall reserve and retain all of its right, title and interest in and to its respective Excluded Assets, and the Company and OpCo shall have no interest or right in or to any such Excluded Assets.

2.4                               Closing.  The closing of the HoldCo Exchange and the Asset Exchanges (the “Closing”) shall take place at the offices of Vinson & Elkins LLP, 2001 Ross Avenue, Suite 3700, Dallas, Texas 75214 on the Initial Delivery Date (the “Closing Date”).  If the Initial Delivery Date does not occur for any reason by February 14, 2014, then, upon written notice by any Party to all of the other Parties, neither the Closing nor the Exchanges shall occur and this Agreement shall automatically terminate and be given no further force or effect, except that Section 7.10 will survive any such termination.

2.5                               Closing Deliverables.

(a)                                 At the Closing, each Contributor shall deliver to the Company and/or OpCo, as applicable, the following:

(i)                                     In the case of HoldCo, an assignment of the HoldCo Assets in substantially the form attached as Exhibit B-1, duly executed and delivered by HoldCo;

(ii)                                  In the case of the Contributors other than HoldCo, an assignment of such Contributor’s Contributed Assets in substantially the form attached hereto as Exhibit B-2, duly executed and delivered by such Contributor;

(iii)                               A certification of non-foreign status with respect to such Contributor, or if such Contributor is a “disregarded entity,” with respect to its regarded owner, in a form consistent with Treasury Regulation Section 1.1445-2(b)(2)(iv)(i); and

(iv)                              A release of all liens, mortgages, deeds of trust or other encumbrances, in form reasonably acceptable to the Company, affecting such Contributor’s respective Contributed Assets, if any.

(b)                                 At the Closing, the Company and/or OpCo, as applicable, shall deliver or pay, as applicable, the following to each applicable Contributor:

(i)                                     The assignment delivered by HoldCo pursuant to Section 2.5(a)(i) above, duly executed and delivered by OpCo and the Company;

(ii)                                  Each assignment delivered by the Contributors pursuant to Section 2.5(a)(ii) above, duly executed and delivered by OpCo;

(iii)                               The Asset Common Stock and HoldCo Common Stock, validly issued (and reflected on the books and records of the Company) in accordance with the terms of this Agreement; provided, however, to the extent a Contributor is selling any shares of Common Stock pursuant to the Underwriting Agreement, said shares will be delivered to the Company’s custodian on behalf of such Contributor; and

(iv)                              The Rising Star Cash, the Collins Cash and the Wallace LP Cash (by wire transfer of immediately available funds to an account designated in writing by the applicable Contributor to the Company as soon as practicable but in no event later than two (2) business days after the Pricing Date).

ARTICLE 3
INITIAL TRUE-UP

3.1                               Initial True-Up.  Each of the Contributors shall account to one another in cash within ninety (90) days of Closing as appropriate to the extent the Adjusted Enterprise Value of the Company is greater or less than the Final Adjusted Enterprise Value of the Company. Notwithstanding anything in this Section 3.1 to the contrary, calculations pursuant to this Section 3.1 shall not take into account any exercise of the overallotment option in connection with the IPO.  For illustrative purposes only, Schedule 3.1 includes examples of the calculations to be conducted in accordance with this Section 3.1.

3.2                               Interim Period True-Up.  Each of the contributors shall be entitled to his or its share of revenue from the oil and gas properties in which both OpCo and any of the Contributors owns a working interest (collectively, the “Commonly Owned Properties”), and shall be responsible for his or its share of the costs attributable thereto, in each case until 7:00 a.m. (Central time) on the day of Closing

(a)                                 Within ninety (90) days after the Closing, the Contributors shall account to one another in cash as set forth in this Section 3.2 with respect to revenues and expenses (including capital expenditures) attributable to the interests of the Contributors in the Commonly Owned Properties and other oil and gas properties directly or indirectly included in the Asset Exchanges (collectively the “Asset Exchange Properties”) during the period commencing at 7:00 a.m. (Central time) on October 1, 2013, and ending at the Asset Exchange Effective Time (the “Interim Period”).

(b)                                 For illustrative purposes only, Schedule 3.2 includes examples of the calculations to be conducted in accordance with this Section 3.2.  In the event that any Contributor’s Actual Interim Period Net Income is greater than such Contributor’s Allocated Interim Period Net Income, such Contributor shall be obligated to make payments equal to the amount of the difference to the other Contributors whose Allocated Interim Period Net Income exceeds their Actual Interim Period Net Income. Conversely, in the event that a Contributor’s Actual Interim Period Net Income is less than such Contributor’s respective Allocated Interim Period Net Income, such Contributor shall be entitled to receive payments equal to the amount of the difference from those other Contributors, as applicable, whose Allocated Interim Period Net Income is less than their Actual Interim Period Net Income.  The intent of the foregoing accounting is to place each Contributor in the position, on a before Tax basis, such Contributor would have been had such Contributor received his or its Allocated Interim Period Net Income instead of his or its Actual Interim Period Net Income.  For purposes of this Section 3.2(b) only, the interests of OpCo in the Commonly Owned Properties and the Asset Exchange Properties shall be deemed to be the interests of Holdco in the Commonly Owned Properties and the Asset Exchange Properties through the Asset Exchange Effective Time.

(c)                                  The provisions of this Section 3.2 shall not modify any Contributor’s (i) entitlement to revenue included in his or its Actual Interim Period Net Income or to credit from the Company for any pre-paid expenses attributable to his or its interests in the Asset Exchange Properties as of the Asset Exchange Effective Time or (ii) responsibility for costs or expenses

(including capital expenditures, severance Taxes and ad valorem Taxes, prorated as appropriate) included in his or its Actual Interim Period Net Income or for accounts payable attributable to his or its interest in the Asset Exchange Properties as of the Asset Exchange Effective Time. It is understood that HoldCo shall be responsible for any post-IPO accounting with ACTOIL, LLC (“ACTOIL”) in accordance with that certain letter agreement dated November 13, 2013, between OpCo and ACTOIL (the “ACTOIL Letter Agreement”).

(d)                                 For the avoidance of doubt, the true-ups described in Sections 3.1 and 3.2 are between the Contributors, and accordingly neither the Company nor OpCo will pay or have any obligation to pay any cash or other consideration, or any right to receive any cash or other consideration in respect of such true-ups.

3.3                               Indemnity Escrow.  Notwithstanding anything in this Agreement to the contrary, it is understood that (a) OpCo’s rights with respect to the Indemnity Escrow (as defined in the Purchase, Sale and Option Agreement dated December 28, 2012, among Resolute Natural Resources, LLC, OpCo, Collins and Wallace LP) will not be held by the Company but will be held by and distributed to HoldCo, and HoldCo will be responsible for accounting to ACTOIL, as provided in Section 3 of the ACTOIL Letter Agreement, (b) Collins and Wallace LP will retain their respective rights with respect to the Indemnity Escrow, and (c) the Indemnity Escrow shall not be considered in the calculation of Adjusted Enterprise Value or the Final Adjusted Enterprise Value.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES CONCERNING CONTRIBUTORS

With respect to each representation and warranty specifically regarding any Contributor, each Contributor severally and not jointly represents and warrants to the Company and OpCo as to itself, and with respect to each representation and warranty specifically regarding the Contributed Assets, each Contributor severally, as to its direct or indirect interest in its Contributed Assets, and not jointly represents and warrants to the Company and OpCo, as follows (with each such representation and warranty being made as of the date of this Agreement and as of Closing):

4.1                               Organization and Good Standing of Contributor.

(a)                                 Such Contributor (if it is an entity) is a limited partnership or limited liability company duly formed, validly existing and in good standing under the Laws of its state of its organization and has all requisite power and authority to own, operate and lease the assets it now owns, operates or holds under lease, and to carry on its business as now being conducted; and such Contributor (if it is an entity) is duly qualified and licensed, as may be required, and is in good standing to do business in each jurisdiction in which the business it is conducting or the operation, ownership or leasing of its properties makes such qualification and licensing necessary, except where the failure to be qualified, licensed or in good standing, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the use, ownership or operation of its Contributed Assets or on the ability of such Contributor to perform its obligations under this Agreement and under any Transaction Document to which it is or shall be a party; and

(b)                                 Such Contributor (if it is an individual) is a resident of the State of Texas.

4.2                               Authority of Contributor.

(a)                                 Such Contributor (if it is an entity) has all requisite power and authority, as applicable, to enter into this Agreement and each other Transaction Document to which it is or shall be a party and perform its obligations hereunder and thereunder, including to transfer, convey and contribute to the Company or to OpCo, as applicable, at the Closing the Contributed Assets.

(b)                                 Such Contributor (if it is an entity) has received all requisite limited liability company or limited partnership authorization of the execution, delivery and performance of this Agreement and the other Transaction Documents to which such Contributor is or shall be a party and of the performance by such Contributor of its obligations hereunder and thereunder.  This Agreement and the other Transaction Documents to which such Contributor is or shall be a party have been or will be duly executed and delivered by such Contributor, and (assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto) constitute legal, valid and binding obligations of such Contributor, enforceable against such Contributor in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

4.3                               No Conflicts.  This Agreement and the Transaction Documents to which such Contributor is or shall be a party do not conflict with or result in a breach or violation of any of the terms and conditions of, or constitute a default under, (a) such Contributor’s organizational documents, (b) any Law applicable to such Contributor or any of its properties, or (c) any indenture, mortgage, deed of trust, lease, contract or other agreement or instrument, to which such Contributor is a party or by which any of its properties is bound.

4.4                               Accredited Investor; Restricted Securities.  Such Contributor is an “Accredited Investor” as defined in the Securities Act, and is acquiring its HoldCo Common Stock or Asset Exchange Common Stock, as applicable, for its own account for investment, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities law, and such Contributor does not have any present plan to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization, except as described in the Registration Statement, public investors in the IPO.  Such Contributor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of this Agreement with the Company’s management.  Such Contributor acknowledges and agrees that the Company shall place a legend in substantially the following form on certificates representing the HoldCo Common Stock or Asset Exchange Common Stock, other than any shares that are contemplated to be sold under the Registration Statement:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER APPLICABLE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR

OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

4.5                               Consents.  Except as set forth with respect to such Contributor on Schedule 4.5, no consent, approval, license, permit, order or authorization of any Governmental Authority is required in connection with the execution, delivery, and performance by such Contributor of this Agreement and any other Transaction Documents to which such Contributor is or shall be a party, except as have been obtained, or with respect to which the time for asserting such right has expired.

4.6                               Preferential Rights.  Except as set forth with respect to such Contributor on Schedule 4.6, there are no preferential rights to purchase, rights of first refusal or similar rights that are applicable to the transfer of the Contributed Assets of such Contributor in connection with the transactions contemplated hereby, which have not been waived by the Person holding such rights.

4.7                               Violation of Laws.  To such Contributor’s knowledge, such Contributor has not violated, in any material respect, any applicable Laws with respect to the ownership or operation of its Contributed Assets.

4.8                               Bankruptcy.  There are no bankruptcy, reorganization, receivership or other insolvency type proceedings pending, being contemplated by or, to such Contributor’s knowledge, threatened against such Contributor.

4.9                               Litigation.  No suit, action or litigation, by any Person by or before any tribunal or Governmental Authority is pending or, to such Contributor’s knowledge, threatened against such Contributor or its affiliates that would, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the ability of such Contributor to consummate the transactions contemplated by this Agreement or perform his obligations hereunder.

4.10                        Brokers’ Fees.  Such Contributor has incurred no liability for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which any other Party or any affiliate of any other Party shall have any responsibility.

4.11                        Taxes.

(a)                                 All Tax returns with respect to the Contributed Assets contributed, directly or indirectly, by such Contributor, required to be filed prior to the Closing Date have been timely filed and are true, correct and complete, and all Taxes due and payable with respect to the Contributed Assets contributed, directly or indirectly, by such Contributor, or on production or revenue attributable thereto (including, without limitation, all production, severance and similar Taxes), have been paid.

(b)                                 There are no Liens on any of the Contributed Assets contributed, directly or indirectly, by such Contributor attributable to Taxes other than statutory Liens for current period Taxes that are not yet due and payable.

(c)                                  No audit, litigation or other proceeding relating to Taxes with respect to the Contributed Assets contributed, directly or indirectly, by such Contributor has been commenced or is presently pending, and such Contributor has not received written notice of any pending claim against it (which remains outstanding) from any applicable Taxing authority for assessment of Taxes with respect to the Contributed Assets contributed, directly or indirectly, by such Contributor.

(d)                                 All of the Taxes with respect to the Contributed Assets contributed, directly or indirectly, by such Contributor have been properly listed and described on the property Tax rolls for all periods prior to and including the Closing Date, and no portion of such Contributed Assets constitutes omitted property for property Tax purposes.

(e)                                  Such Contributor is neither a “foreign person” nor a “disregarded entity,” or if such Contributor is a “disregarded entity,” such Contributor’s regarded owner is not a “foreign person,” as such terms are defined for the purposes of Section 1445 of the Code.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

Each of the Company and OpCo (the “Company Parties”) represent and warrant to each Contributor as follows:

5.1                               Organization and Good Standing of the Company Parties.  Such Company Party is a corporation or limited liability company, as applicable, duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to own, operate and lease the assets it now owns, operates or holds under lease, and to carry on its business as now being conducted; and such Company Party is duly qualified and licensed, as may be required, and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification and licensing necessary, except where the failure to be qualified, licensed or in good standing, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the use, ownership or operation of the assets of such Company Party or on the ability of such Company Party to perform its respective obligations under this Agreement and under any Transaction Document to which it is or shall be a party.

5.2                               Authority of the Company Parties.

(a)                                 Such Company Party has all requisite corporate or limited liability company power and authority, as applicable, to enter into this Agreement and each other Transaction Document to which such Person is or shall be a party and to perform its respective obligations hereunder and thereunder.

(b)                                 The execution, delivery and performance of this Agreement and the other Transaction Documents to which such Company Party is or shall be a party and the performance by such Company Party of its respective obligations hereunder and thereunder has been duly authorized by all requisite corporate or limited liability company action on the part of such Company Party.  This Agreement and the other Transaction Documents to which such Company Party is or shall be a party has been or will be duly executed and delivered by such Company

Party, and (assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto) constitute legal, valid and binding obligations of such Company Party, enforceable against such Company Party in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

5.3                               No Conflicts.  This Agreement and the Transaction Documents to which such Company Party is or shall be a party do not conflict or with or result in a breach or violation of any of the terms and conditions of, or constitute a default under, (a) the Company Party’s organizational documents, (b) any Law applicable to such Company Party or any of its properties, or (c) any indenture, mortgage, deed of trust, lease, contract or other agreement or instrument, to which the Company Party is a party or by which any of its properties is bound.

5.4                               Common Stock.  Upon its issuance pursuant to the terms of this Agreement, the Common Stock issued by the Company shall be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock.

ARTICLE 6
TAXES

6.1                               Tax Treatment.  Unless required to do so as a result of a final determination (as defined in Section 1313 of the Code), each Contributor agrees that it will not make any Tax filing or otherwise take any position inconsistent with (a) the qualification of the Exchanges, the IPO and the exchange described in the ACTOIL Letter Agreement (the “Transactions”) as a transaction described in Section 351 of the Code and (b) the treatment of any payment required pursuant to Section 3.1 of this Agreement or the ACTOIL True-up (as defined in the ACTOIL Letter Agreement) as consideration for the sale or exchange of Common Stock between the Contributors and ACTOIL subsequent to ACTOIL and each such Contributor being deemed to have received its proportionate share of Common Stock as part of the Exchanges pursuant to Treasury Regulation Section 1.351-1(b).  The U.S. federal income tax treatment of the Transactions described in the preceding sentence is referred to herein as the “Tax Treatment.”  If any Party becomes aware of any audit, inquiry, litigation or other proceeding relevant to the Tax Treatment, such person shall promptly notify the other Parties of such proceeding, and all Parties shall use reasonable efforts to cooperate with respect to such proceeding.

6.2                               Tax Warranties by Contributors.  Each Contributor represents and warrants to all other Contributors that the statements as set forth below, solely as they relate to the Tax Treatment, are true, correct and complete as of the date hereof and as of the Closing Date with respect to such Contributor:

(a)                                 Such Contributor does not have any current plan, intention, agreement, arrangement or understanding, and has not engaged in any material negotiations, related to:

(i)                                     engaging in the Transactions, other than pursuant to this Agreement, any agreements referenced herein and the Registration Statement,

(ii)                                  selling, exchanging, hedging, constructively selling or otherwise disposing of the Common Stock to be received by such Contributor pursuant to the Exchanges, except as contemplated by this Agreement and the Registration Statement or with respect to the distribution of Common Stock by HoldCo to its members. or with respect to any Contributor Pledge (as defined below),

(iii)                               acquiring or retaining any rights in either the Contributed Assets or the OpCo Interests pursuant to this Agreement,

(iv)                              allowing any person other than such Contributor to exercise control over the voting of the Common Stock received by such Contributor in connection with the Exchanges, except with respect to HoldCo, Collins, Wallace LP, Rising Star and Pecos, the stockholder’s agreement between such Parties with respect to the nomination of directors for the Company’s board of directors (the “Stockholders’ Agreement”),

(v)                                 placing any Common Stock to be issued to such Contributor in escrow or issuing such Common Stock after the completion of the Transactions under a conditional or contingent stock or similar arrangement,

(vi)                              creating, extinguishing or modifying any indebtedness between such Contributor and either the Company or OpCo as a result of the Transactions, except for any de minimis advances made in connection with joint operations and the development of wells and any right to receive cash pursuant to Article 2 of this Agreement, or

(vii)                           issuing Common Stock to such Contributor other than solely for the Contributed Assets contributed, directly or indirectly, by such Contributor to the Company in connection with the Exchanges, except to the extent that any payments are required pursuant to Section 3.1;

(b)                                 Such Contributor does not have any current plan, intention, agreement, arrangement or understanding to request, and has not engaged in material negotiations with respect to, a release or waiver of any of the restrictions set forth the Lock-Up Agreement with respect to such Contributor, except to the extent any such Contributor will pledge a portion of its Common Stock (a “Contributor Pledge”) under an agreement that:  (i) will be subject to the provisions of Article 9 of the Uniform Commercial Code, relating to security interests, (ii) will provide that, unless a default occurs, such Contributor alone will have voting rights with respect to the pledged stock and all cash dividends (other than liquidating dividends) lawfully declared and paid by the Company will be received by and belong to such Contributor, (iii) will have as its purpose the collateralization of adequately collateralized indebtedness of such Contributor to which such agreement relates, and (iv) will not have a purpose of effecting a transfer of the Common Stock through a prearranged plan to default under the terms of such agreement;

(c)                                  The aggregate fair market value of the Contributed Assets to be contributed, directly or indirectly, by such Contributor to the Company in connection with the Exchanges exceeds the sum of any liabilities that will be assumed or deemed to be assumed by the Company for U.S. federal income tax purposes with respect to such Contributed Assets, including any expenses paid by the Company on behalf of such Contributor in connection with the Transactions;

(d)                                 Such Contributor is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Section 368(a)(3)(A) of the Code);

(e)                                  To such Contributor’s knowledge, the Transactions will occur pursuant to and in accordance with the terms of this Agreement, any agreements referenced herein and the Registration Statement; and

(f)                                   If such Contributor is an entity, to such Contributor’s knowledge,  no direct or indirect member, partner or owner of such Contributor has any current plan, intention, agreement, arrangement or understanding to sell, exchange, hedge, constructively sell or otherwise dispose of its direct or indirect interests in such Contributor.

6.3                               Tax Warranties by the Company.  The Company represents and warrants to the Contributors that the statements as set forth below, solely as they relate to the Tax Treatment, are true, correct and complete as of the date hereof and as of the Closing Date:

(a)                                 To the Company’s knowledge, there is no agreement, arrangement or understanding relating to rights or obligations to vote its Common Stock, except the Stockholders’ Agreement.

(b)                                 There is no current plan, intention, agreement, arrangement or understanding for:  (i) the Company to issue any shares of Company stock or other interests in its equity other than Common Stock issued pursuant to the Transactions; (ii) the Company or, to the Company’s knowledge, OpCo to dispose of the Contributed Assets other than in the ordinary course of business (including to fund the acquisition of additional oil and gas properties); (iii) the Company or, to the Company’s knowledge, OpCo or any other Person affiliated with the Company to redeem or otherwise reacquire any Common Stock to be issued in connection with the Transactions; or (iv) the Company or, to the Company’s knowledge, any underwriter to release or waive any of the restrictions set forth in the Lock-Up Agreements (including the Lock-Up Agreement executed and delivered by ACTOIL LLC pursuant to the ACTOIL Letter Agreement), except with respect to any Contributor Pledge that, to Company’s knowledge, satisfies the requirements described in Section 6.2(b).

(c)                                  The Company has not engaged in any material negotiations with respect to any release or waiver of any of the restrictions set forth in the Lock-Up Agreements, except with respect to any Contributor Pledge.

(d)                                 To the Company’s knowledge, there is no current plan, intention, agreement, arrangement or understanding for any Person to exercise any Company stock rights, warrants or subscriptions with respect to Company stock other than pursuant to the Transactions.

(e)                                  The Common Stock to be issued and cash (if any) to be paid to each Contributor as described in Article 2 of this Agreement will be issued and paid in exchange for solely the Contributed Assets contributed, directly or indirectly, by such Contributor to the Company in connection with the Transactions, except to the extent that any payments are required pursuant to Section 3.1 of this Agreement or the ACTOIL True-up (as defined in the ACTOIL Letter Agreement).

(f)                                   There is no indebtedness between any Contributor and either the Company or, to the Company’s knowledge, OpCo, and there will be no such indebtedness created in favor of any Contributor as a result of the Transactions, except for any de minimis advances made in connection with joint operations and the development of wells and the right of such Contributor to receive cash (if any) as described in Article 2 of this Agreement.

(g)                                  The Company has no stock issued or outstanding other than the Common Stock.

(h)                                 To the Company’s knowledge, there are no agreements, arrangements or understandings between or among any of the Parties relating to the Transactions, including any agreement to place any Common Stock to be issued to such Contributor in escrow or to issue such Common Stock after the completion of the Transactions under a conditional or contingent stock or similar arrangement, other than this Agreement, any agreements referenced herein and the Registration Statement.

(i)                                     The Company is not an investment company within the meaning of Section 351(e)(1) of the Code and Treasury Regulations Section 1.351-1(c)(1)(ii).

(j)                                    To the Company’s knowledge, the Transactions will occur pursuant to and in accordance with the terms of this Agreement, any agreements referenced herein and the Registration Statement.

ARTICLE 7
MISCELLANEOUS PROVISIONS

7.1                               Lock-Up.  Each Contributor hereby agrees that in connection with the IPO it will execute and deliver a lock-up agreement in substantially the form attached to the Underwriting Agreement (each, a “Lock-Up Agreement”).

7.2                               Indemnification.

(a)                                 From and after the Closing, each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless each other Party and such other Party’s affiliates, and its and its affiliates’ respective directors, officers, managers, members, partners, stockholders, employees, agents and representatives, as applicable (the “Indemnitees”), from any and all damages, losses, obligations, liabilities, payments, costs and expenses (including reasonable fees and expenses of outside attorneys, accountants and other professional advisors and expert witnesses), whether known or unknown, contingent or vested, matured or unmatured, that are or may be suffered or incurred by any such Indemnitee arising out or relating to a breach of any representation, warranty, covenant, agreement or obligation of the Indemnifying Party set forth in this Agreement or in the other Transaction Documents; provided that, in the case of a breach of any representation, warranty, covenant, agreement or obligation contained in Article 6, the indemnity provided for in this Section 7.2(a) shall apply only to the extent that such breach adversely affects the Tax Treatment and such adverse effect results in damages, losses, obligations, liabilities, payments, costs and/or expenses that are suffered or incurred by an Indemnitee.

(b)                                 From and after the Closing, each Indemnifying Party shall indemnify, defend and hold harmless ACTOIL and its affiliates, and its and its affiliates’ respective directors, officers, managers, members, partners, stockholders, employees, agents and representatives, as applicable (the “ACTOIL Indemnitees”), from any and all damages, losses, obligations, liabilities, payments, costs and expenses (including reasonable fees and expenses of outside attorneys, accountants and other professional advisors and expert witnesses), whether known or unknown, contingent or vested, matured or unmatured, that are or may be suffered or incurred by any such Indemnitee arising out or relating to a breach of any representation, warranty, covenant, agreement or obligation of the Indemnifying Party set forth in Article 6; provided that the indemnity described in this Section 7.2(b) shall apply only to the extent that such breach adversely affects the Tax Treatment and such adverse effect results in damages, losses, obligations, liabilities, payments, costs and/or expenses that are suffered or incurred by an ACTOIL Indemnitee.

7.3                               Further Assurances.  After the Closing, each Party shall take such further actions and execute such further documents as may be necessary or reasonably requested by the other Parties in order to effectuate the intent of this Agreement and to provide the other Parties with the intended benefits of this Agreement.

7.4                               Survival of Representations and Warranties.  The representations, warranties and covenants contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto shall survive the making of this Agreement and shall continue indefinitely.

7.5                               Notices.  All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made on the date of actual delivery if given by (a) personal delivery, (b) United States mail, (c) expedited overnight delivery service with proof of delivery, or (d) via facsimile with confirmation of delivery, addressed to the respective addressee(s).  Unless delivered in another manner permitted hereunder, notices shall be sent to each Party hereto at its address set forth on its signature page to this Agreement.  Any Party may change its address by giving notice in writing to the other Parties of its new address.

7.6                               Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns, but, except as expressly herein provided, neither this Agreement nor any of the rights, interest, or obligations hereunder shall be assigned by a Contributor without the prior written consent of the Company and OpCo.

7.7                               Complete Agreement; Agreement Controlling.  As of the Closing, (a) this Agreement, together with the other Transaction Documents and all assignments and other instruments relating to the conveyance of the Contributed Assets, contain the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto, including the Collins & Wallace Letter Agreement, and (b) there are no restrictions, agreements, promises, warranties, covenants, or undertakings other than those expressly set forth herein or in the Transaction Documents. In the event of any inconsistency between the terms of this Agreement and those set forth in Transaction Document, the terms of this Agreement shall be controlling.

7.8                               Governing Law.

(a)                                 THIS AGREEMENT (INCLUDING ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT) AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.

(b)                                 THE PARTIES HEREBY CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE UNITED STATES FEDERAL DISTRICT COURTS LOCATED IN THE STATE OF TEXAS FOR ANY ACTION, SUIT OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE) IN CONNECTION WITH, ARISING OUT OF, OR RELATING TO THIS AGREEMENT, THE ASSOCIATED AGREEMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.  ALL SUCH ACTIONS, SUITS OR PROCEEDINGS SHALL BE EXCLUSIVELY LITIGATED IN THE UNITED STATES FEDERAL DISTRICT COURTS FOR THE NORTHERN DISTRICT OF TEXAS (AND ALL APPELLATE COURTS HAVING JURISDICTION THEREOVER) OR, IF THE FEDERAL COURTS DO NOT HAVE JURISDICTION, THEN IN STATE COURTS HAVING SITES IN DALLAS COUNTY, TEXAS (AND ALL APPELLATE COURTS HAVING JURISDICTION THEREOVER).

(c)                                  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING IN CONNECTION WITH, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ASSOCIATED AGREEMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

7.9                               Cure of Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severed, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement; provided that if such illegal, invalid, or unenforceable provision may be made legal, valid, and enforceable by limitation thereof, then the provision shall be revised and reformed to make it legal, valid, and enforceable to the maximum extent permitted by law.

7.10                        Expenses.  All fees, costs and expenses incurred by the Parties in negotiating and entering into this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs and expenses; provided that in the event that an IPO is not consummated for any reason, the Contributors (other than HoldCo) shall be obligated to reimburse OpCo for their respective Allocation Percentages of the third party costs incurred by the Company and OpCo in connection with their pursuit of the IPO within ten (10) days after OpCo submit an invoice to such Contributor therefor.

7.11                        Amendment; Waiver.  This Agreement, including this Section 7.11 and the Exhibits and Schedules hereto, shall not be amended or modified except by an instrument in writing signed by or on behalf of the Parties.  No course of dealing between the parties shall be effective to amend or waive any provision of this Agreement.

7.12                        Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each Party and such Party’s permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement; provided, that ACTOIL shall be an express third party beneficiary of this Agreement for the purposes of Section 7.2(b).  The provisions of this Agreement shall constitute a covenant running with the land and shall remain in full force and effect and be binding upon and inure to the benefit of each Party and each such Party’s permitted successors and assigns.

7.13                        Waiver of Right to Participate.  Each of the Parties waive any consent right, preferential purchase right or other rights to approve or participate in the contributions under this Agreement or the ACTOIL Letter Agreement; provided that, to the extent that any third party exercises a preferential right to purchase with respect to any of the Contributed Interests, then (i) OpCo shall be deemed to have exercised its preferential right to purchase with respect to such Contributed Interest and (ii) the applicable Contributor shall be permitted to convey such Contributed Interest to OpCo and such third party in accordance with such preferential purchase right.

[Signature pages follow]

The Parties have signed this Agreement as of the date first set forth above.

RSP PERMIAN, INC.

By:

By:
Name:
Title:

Address:

Fax:
Telephone:

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

RSP PERMIAN HOLDCO, L.L.C.

By:

By:
Name:
Title:

Address:

Fax:
Telephone:

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

RSP PERMIAN, L.L.C.

By:

By:
Name:
Title:

Address:

Fax:
Telephone:

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

RISING STAR ENERGY DEVELOPMENT CO., L.L.C.

By:

By:
Name:
Title:

Address:

Fax:
Telephone:

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

By:
Name: Ted Collins, Jr.

Address:

Fax:
Telephone:

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

WALLACE FAMILY PARTNERSHIP, LP

By:

By:
Name:
Title:

Address:

Fax:
Telephone:

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

COLLINS & WALLACE HOLDINGS, LLC

By:

By:
Name:
Title:

Address:

Fax:
Telephone:

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

PECOS ENERGY PARTNERS, L.P.

By:

By:
Name:
Title:

Address:

Fax:
Telephone:

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

Schedule A

Defined Terms

(a)                                 Capitalized terms used in this Agreement shall have the meanings given such terms as are set forth below.

“Actual Interim Period Net Income” shall mean the amount of such Contributor’s interests in the Asset Exchange Properties during the Interim Period (inclusive of revenue attributable to the sale of Hydrocarbons produced prior to the Asset Exchange Effective Time that are sold after the Asset Exchange Effective Time) less the amount of costs and expenses (including capital expenditures, severance Taxes and ad valorem Taxes, prorated as appropriate) attributable to such Contributor’s interests in the Asset Exchange Properties during the Interim Period.

“Adjusted Enterprise Value” shall mean $                .

“affiliate” means, with respect to any person, any other person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such first person; provided that Opco and the Company shall be deemed not to be an “Affiliate” of any of the Contributors.  As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means, as to a specified person, any other person that possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such specified person, whether through the ownership of voting securities, by contract, or otherwise.

“Aggregate Interim Period Net Income” shall mean the aggregate amount of revenue attributable to the interests of OpCo and the Contributors in the Commonly Owned Properties and Asset Exchange Properties during the Interim Period (inclusive of revenue attributable to the sale of Hydrocarbons produced prior to the Asset Exchange Effective Time that are sold after the Asset Exchange Effective Time) less the aggregate amount of costs and expenses (including capital expenditures, severance Taxes and ad valorem Taxes, prorated as appropriate) attributable to the interests of OpCo and the Contributors in the Commonly Owned Properties and Asset Exchange Properties during the Interim Period.

“Allocated Interim Period Net Income” shall mean the amount determined by multiplying the Allocation Percentage of such Contributor times the Aggregate Interim Period Net Income.

“Allocation Percentage” means, with respect to each Contributor, the percentage set forth opposite his or its name in the table below:

Contributor	Allocation Percentage
Collins	14.3934%
Wallace LP	14.3934%
CW Holdings	3.1307%
Rising Star	2.7266%
Pecos	0.1520%
HoldCo	65.2309%
TOTAL	100.00%

Schedule A - 1

“Asset Exchange Common Stock” means the Rising Star Common Stock, the Collins Common Stock, the Wallace LP Common Stock, the CW Holdings Common Stock and the Pecos Common Stock.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Collins Cash” shall mean an amount of cash equal to the product of:  (a) the number of shares of Common Stock set forth next to Collins’s name on Schedule C under the column labeled “Shares Paid in Cash”, times (b) the Net IPO Share Price.

“Collins Common Stock” means the number of shares of Common Stock set forth next to Collins’s name on Schedule C under the column labeled “Shares Paid in Common Stock”.

“CW Holdings Common Stock” means the number of shares of Common Stock set forth next to CW Holdings’s name on Schedule C under the column labeled “Shares Paid in Common Stock”.

“Excluded Assets” shall mean, with respect to each Contributor (other than HoldCo): (a) all corporate, financial, tax and legal records of such Contributor that relate to such Contributor’s business generally (excluding copies of title opinions) or that relate to such Contributor’s Excluded Oil and Gas Assets, if any, together with a duplicate copy (electronic or otherwise) of all of the files and data pertaining to such Contributor’s Contributed Assets; (b) any trade credits, accounts and notes receivable, accounts payable, proceeds or revenues attributable to such Contributor’s Contributed Assets and accruing prior to the Asset Exchange Effective Time; (c) all Hydrocarbons produced from or attributable to the Leases, Units or Wells comprising any part of such Contributor’s Contributed Assets with respect to any periods of time prior to the Asset Exchange Effective Time and not in storage prior to sale or upstream of the sales metering point as of the Closing Date, and all proceeds attributable thereto; (d) all refunds of costs, taxes or expenses attributable to any periods of time prior to the Asset Exchange Effective Time; (e) all proceeds from the settlements of contract disputes with purchasers of Hydrocarbons from or attributable to any of the Leases, Units or Wells comprising any part of such Contributor’s Contributed Assets, including settlement of take-or-pay disputes, insofar as said proceeds are attributable to any periods of time prior to the Asset Exchange Effective Time; (f) all area-wide permits and licenses or other permits, licenses or authorizations used in the conduct of such Contributor’s business generally; (g) all bonds, letters of credit and guarantees, if any, posted by such Contributor or its affiliates with Governmental Authorities and relating to such Contributor’s Contributed Assets; (h) all rights, titles, claims and interests of such Contributor or its affiliates to or under any insurance policy or agreement, any insurance proceeds or to or under any bond or bond proceeds; (g) all rights and claims relating to such Contributor’s Contributed Assets and attributable to periods of time prior to the Asset Exchange Effective Time; (h) all privileged attorney-client (x) communications, files or records and (y)

Schedule A - 2

other documents (other than title opinions); (i) all materials and information that cannot be disclosed as a result of confidentiality obligations to Third Persons; (j) all audit rights arising under any contracts, agreements, instruments or other documents pertaining to such Contributor’s Contributed Assets with respect to any periods of time prior to the Asset Exchange Effective Time or to any of such Contributor’s Excluded Oil and Gas Assets, if any; (k) all analyses, bidder lists and communications with marketing advisers or other bidders in connection with marketing such Contributor’s Excluded Oil and Gas Assets, if any; (l) all amounts paid by Third Persons to such Contributor or its affiliates as overhead for period of time accruing prior to Closing under any joint operating agreements burdening such Contributor’s Contributed Assets; (m) all third-party indemnities where such Contributor is an indemnified party and the proceeds afforded thereby to the extent relating to such Contributor’s Excluded Oil and Gas Assets; (n) all patents, patent applications, logos, service marks, copyrights, trade names or trademarks of or associated with such Contributor, its affiliates or their businesses; (o) such Contributor’s rights and obligations with respect to the Purchase, Sale and Option Agreement dated December 28, 2012, among Resolute Natural Resources, LLC, OpCo, Collins and Wallace LP and the Indemnity Escrow (as defined in said Purchase, Sale and Option Agreement); and (p) such Contributor’s right, title and interest in and to such Contributor’s Excluded Oil and Gas Assets, if any.

“Excluded Oil and Gas Assets” means, with respect to each Contributor (other than HoldCo), such Contributor’s right, title and interest in and to the Oil and Gas Assets listed on Schedule 2.3.

“Final Adjusted Enterprise Value” shall mean (i) the Pre-IPO Value, plus (ii) consolidated long-term indebtedness of the Company as of the Pricing Date, minus (iii) consolidated cash and cash equivalents of the Company as of the Pricing Date, plus (iv) net cash proceeds from the IPO received by Contributors in the IPO from the Company and the public investors in the IPO, minus (v) consolidated net working capital (excluding cash, cash equivalents and amounts attributable to hedging) (whether such consolidated net working capital is positive or negative) of the Company as of the Pricing Date, minus (vi) the consolidated net mark-to-market value of the Company’s hedges (whether positive or negative) as of the Pricing Date, minus (vii) the aggregate value of the non-reserve, non-current assets of OpCo set forth in Schedule B hereto, minus (viii) costs incurred by OpCo in connection with the acquisition of oil and gas leasehold and/or reserve-based assets after October 7, 2013 and prior to the Pricing Date.

“Governmental Authorities” shall mean (a) the United States of America or any state or political subdivision thereof and (b) any court or any governmental or administrative department, commission, board, bureau, agency or arbitration tribunal of the United States of America or of any state or political subdivision thereof.

“HoldCo Cash” shall mean an amount of cash equal to the product of:  (a) the number of shares of Common Stock set forth next to HoldCo’s name on Schedule C under the column labeled “Shares Paid in Cash”, times (b) the Net IPO Share Price.

“HoldCo Common Stock” means the number of shares of Common Stock set forth next to HoldCo’s name on Schedule C under the column labeled “Shares Paid in Common Stock”.

Schedule A - 3

“Hydrocarbons” shall mean all oil and gas and other hydrocarbons produced or processed in associated therewith.

“Initial Delivery Date” shall have the meaning given to such term in the Underwriting Agreement.

“Laws” shall mean all laws, statutes and ordinances of the United States, any state of the United States and any political subdivision thereof, including all decisions of any Governmental Authority having the effect of law in each such jurisdiction.

“Lock-Up Period” shall have the meaning assigned to such term in the form of Lock-Up attached to the Underwriting Agreement.

“Net IPO Share Price” shall mean the price as set forth in Section 3 of the definitive Underwriting Agreement.

“Oil and Gas Assets” shall mean all of the following, as applicable:

(i)                                     all oil, gas and/or mineral leases, subleases, fee interests, fee mineral interests, mineral servitudes, royalties, overriding royalties, production payments, net profits interests, carried interests, reversionary interests and all other interests of any kind or character in or to oil, gas and/or minerals in place (collectively, “Oil and Gas Interests”), and interests in any pooled acreage, communitized acreage or units arising on account of Oil and Gas Interests being pooled, communitized or unitized into such units (“Units”);

(ii)                                  all oil and gas wells and injection wells that have not been permanently abandoned located on Oil and Gas Interests or Units (collectively, “Wells”), and all Hydrocarbons produced therefrom or allocated thereto from and after the Asset Exchange Effective Time (the Oil and Gas Interests, the Units and Wells being collectively referred to hereinafter as the “Properties”);

(iii)                               all equipment, machinery, fixtures, and other real, personal and mixed property to the extent used or held for use in connection with the Properties;

(iv)                              all surface fee interests, surface leases, easements, rights-of-way and other surface rights to the extent used or held for use in connection with the Properties and all permits (including, without limitation, water withdrawal and disposal permits), licenses, servitudes orders, approvals, variances, waivers, franchises, rights and other authorizations to the extent used or held for use in connection with the Properties;

(v)                                 all contracts and agreements to the extent binding upon or otherwise used or held for use in connection with the Properties or any of the other items identified in this definition;

(vi)                              contracts relating to any of the other items identified in this definition; and

Schedule A - 4

(vii)                           all files, records, maps, information, and data relating to the Properties or any of the other items identified in this definition.

“OpCo Assets” shall mean the Oil and Gas Assets of OpCo as of immediately prior to the Asset Exchange Effective Time.

“OpCo Indemnity Escrow Interests” shall mean the rights and obligations that are being distributed from OpCo to HoldCo as described in Section 3.2(d).

“Participant Share” shall mean, with respect to each Contributor, (i) such Contributor’s Allocation Percentage of the Adjusted Enterprise Value, plus (ii) such Contributor’s share of the value of the non-reserve, non-current assets of OpCo set forth in Schedule B hereto as to which costs and expenses related thereto have been borne by such Contributor.

“Pecos Common Stock” means the number of shares of Common Stock set forth next to Pecos’s name on Schedule C under the column labeled “Shares Paid in Common Stock”.

“Person” shall mean any natural person, corporation, company, partnership (general or limited), limited liability company, trust, joint venture, joint stock company, unincorporated organization, Governmental Authority or other entity or association.

“Pre-IPO Value” means the product of (i) the quotient obtained by dividing (A) the gross proceeds from the IPO by (B) a fraction (expressed as a percentage), the numerator of which is the number of Publicly Offered Securities to be sold to the public in the IPO by the Company and the Contributors and the denominator of which is the total number of securities of the same class or series as the Publicly Offered Securities (including the Publicly Offered Securities) that will be outstanding immediately after the IPO and (ii) the difference between 100% and the percentage described in clause (i)(B) of this definition.

“Preliminary Prospectus Date” means the filing date of the preliminary prospectus for the IPO in which the pricing range for the Publicly Offered Securities is estimated.

“Pricing Date” means the date of the definitive Underwriting Agreement.

“Publicly Offered Securities” shall mean the shares of Common Stock proposed to be offered to the public in the IPO by the Company and the Contributors.

“Rising Star Cash” shall mean an amount of cash equal to the product of:  (a) the number of shares of Common Stock set forth next to Rising Star’s name on Schedule C under the column labeled “Shares Paid in Cash”, times (b) the Net IPO Share Price.

“Rising Star Common Stock” means the number of shares of Common Stock set forth next to Rising Star’s name on Schedule C under the column labeled “Shares Paid in Common Stock”.

“Securities Act” shall mean the Securities Act of 1933, as amended.

Schedule A - 5

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, ad valorem, sales, use, employment, social security, disability, occupation, property, severance, value added, goods and services, documentary, stamp duty, transfer, conveyance, capital stock, excise, withholding, license, excise, windfall profits, payroll or other taxes, assessments, charges, duties, fees, levies or other charges of any kind whatsoever imposed by or on behalf of any governmental authority, including any interest, penalty or addition thereto, including, but not limited to, any liability for such amounts as a result of (i) being a transferee or successor or member of a combined, consolidated, unitary or affiliated group, or (ii) a contractual obligation to indemnify any person or other entity.

“Third Person” shall mean (i) any Person other than a Party or its affiliates and (ii) any Governmental Authority.

“Transaction Documents” shall mean this Agreement, the assignment agreements delivered pursuant to Section 2.5 and any other document, certificate or instrument contemplated by this Agreement.

“Underwriting Agreement” shall mean the Form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement.

“Wallace LP Cash” shall mean an amount of cash equal to the product of:  (a) the number of shares of Common Stock set forth next to Wallace LP’s name on Schedule C under the column labeled “Shares Paid in Cash”, times (b) the Net IPO Share Price.

“Wallace LP Common Stock” means the number of shares of Common Stock set forth next to Wallace LP’s name on Schedule C under the column labeled “Shares Paid in Common Stock”.

Schedule A - 6

(b)                                 The following additional terms shall have the meanings defined in the Section indicated:

Defined Term/Section Reference

ACTOIL	3.2(c)
ACTOIL Indemnitees	7.2(b)
ACTOIL Letter Agreement	3.2(c)
Agreement	introductory paragraph
Asset Exchange Common Stock	Recital 11(e)
Asset Exchange Effective Time	2.2
Asset Exchange Properties	3.2(a)
Asset Exchanges	2.2
Closing	2.4
Closing Date	2.4
Collins	introductory paragraph
Collins & Wallace Letter Agreement	Recital 9
Collins Assets	Recital 3
Collins Common Stock	Recital 11(b)
Common Stock	Recital 1
Commonly Owned Properties	3.2(a)
Company	introductory paragraph
Company Parties	Article 5
Contributed Assets	Recital 6
Contributor	introductory paragraph
Contributor Pledge	6.2(b)
CW Holdings	introductory paragraph
CW Holdings Assets	Recital 5
CW Holdings Common Stock	Recital 11(d)
Exchanges	2.2
Excluded Assets	2.3
HoldCo	introductory paragraph
HoldCo Common Stock	Recital 10
HoldCo Exchange	2.1
HoldCo Exchange Effective Time	2.1
Indemnifying Party	7.2(a)
Indemnitees	7.2(a)
Interim Period	3.2(a)
IPO	Recital 8
Lock-Up Agreement	7.1
OpCo	introductory paragraph
OpCo Interests	Recital 1
Parties	introductory paragraph
Party	introductory paragraph
Pecos	introductory paragraph
Pecos Assets	Recital 6
Pecos Common Stock	Recital 11(e)

Schedule A - 7

Registration Statement	Recital 8
Rising Star	introductory paragraph
Rising Star Assets	Recital 2
Rising Star Common Stock	Recital 11(a)
Stockholders’ Agreement	6.2(a)(iv)
Tax Treatment	6.1
Transactions	6.1
Wallace	introductory paragraph
Wallace LP Assets	Recital 4
Wallace LP Common Stock	Recital 11(c)

Schedule A - 8